EXHIBIT 11


                             THACKERAY CORPORATION

                   STATEMENT RE COMPUTATION OF PER SHARE DATA

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                               BASIC AND DILUTED

                                                                         1998                1997               1996
                                                                         ----                ----               ----
Weighted average shares outstanding during the year                   $5,107,401         $5,107,401          $5,107,401
Net income (loss) attributable to common stock                         ($187,000)          $751,000            $594,000
                                                                         =======            =======             =======

Net income (loss) per share                                               ($.04)               $.15                $.12
                                                                          ======               ====                ====
